Exhibit 10.2

Execution Version

SHAREHOLDER RIGHTS AGREEMENT

This Shareholder Rights Agreement (this “Agreement”), dated as of February 5, 2025, is by and between Steel IP Investments, LLC, a Delaware limited liability company (“Steel”), Trinity Place Holdings Inc., a Delaware corporation (“Company”) and, solely with respect to Section 3.1(c) hereto, the Lender, as defined below.

RECITALS

WHEREAS, pursuant to that certain stock purchase agreement, dated as of the date hereof (the “Stock Purchase Agreement”), by and between Steel and TPHS Lender LLC (the “Selling Shareholder”), Steel has agreed to purchase 25,862,245 shares (the “Shares”) of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Common Stock”) then owned by the Selling Shareholder;

WHEREAS, the Company has proposed to enter into that certain senior secured promissory note, to be dated as of the Effective Date, with an affiliate of Steel, Steel Connect, LLC, a Delaware limited liability company (the “Lender”), pursuant to which the Lender will make a loan in the aggregate amount of up to Five Million Dollars ($5,000,000) to the Company (the “Senior Secured Note”); and

WHEREAS, as part of the Stock Purchase Agreement, the Senior Secured Note, and the other transactions contemplated hereby and thereby, the Parties desire to set forth certain other rights and obligations of the Parties in connection therewith.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and benefits to be derived herefrom, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions; Interpretation.

1.1            Definitions. Capitalized terms used in this Agreement shall have their respective meanings set forth in Exhibit 1 (DEFINITIONS).

1.2            References. The Schedules and Exhibits shall be incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Schedules and Exhibits to this Agreement. References to any laws shall mean references to such laws in changed or supplemented form or to any newly adopted laws. Use of the word “including” or the phrase “e.g.” shall mean “including, without limitation”.

1.3            Headings. The Article, Section and Exhibit headings are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

2.            Effective Date. This Agreement shall become effective on the date that corresponds to the Closing Date (as defined in the Stock Purchase Agreement) (the “Effective Date”).

3.	Covenants. Each of the Parties covenants with each other as set forth below.

3.1            Board Matters

(a)            Composition. The Company shall take all necessary corporate actions and obtain all necessary approvals so that, as of the Effective Date, the Company’s board of directors (the “Board”) consists of five (5) members, who shall initially be: (i) Jack L. Howard (Chairman), (ii)Alexander C. Matina, (iii) Joseph Martin, (iv) Jeffrey S. Wald, and (v) Joanne M. Minieri. Subsequently, the Company agrees that so long as Steel owns at least 20% of the Company’s outstanding capital stock, the Company will take all action reasonably necessary to cause the Board to remain at five (5) members, which shall include (A) one (1) director who shall qualify as independent and is mutually agreed upon by Steel and the Company and (B) two (2) directors shall be designated solely by Steel.

(b)            Board Observer. As of the Effective Date, Matthew Messinger shall act as an observer of the Board until the earlier of (i) Mr. Messinger’s voluntary resignation as an observer of the Board and (ii) the Board’s determination to remove Mr. Messinger as an observer of the Board. Any compensation paid to Mr. Messinger for his services as an observer shall be determined solely by the Board. In addition, for the avoidance of doubt, Mr. Messinger shall not have any vote with respect to matters presented to the Board and shall be required to excuse himself from executive sessions of the Board or during any deliberations regarding matters that constitute a conflict of interest with respect to Mr. Messinger.

(c)            D&O Insurance. The Company shall maintain coverage under a directors’ and officers’ liability insurance policy having reasonable terms, taking into account the past transactions and activities of the Company during applicable statutes of limitations periods and including with respect to directors having served prior to and through the Effective Date (“legacy directors”) (the “D&O insurance”). If the Company needs funds to procure the D&O insurance or advance expenses as provided in Article 9 of its certificate of incorporation it shall borrow such amount under the Loan, which shall be timely disbursed by the Lender and be a permitted Use of Proceeds, as such terms are defined in the Senior Secured Note.  Each legacy director shall be a third party beneficiary of this Section 3.1(c).

3.2            SEC Registrant; OTC Market Trading. Consistent with the Company’s prior agreement to pursue deregistration in connection with an effort to reduce public company compliance costs, which agreement and related transactions were previously approved by the Company’s stockholders on or around February 7, 2024, the Company agrees to, as soon as legally permissible after the Effective Date, to use commercially reasonable efforts to continue to deregister the Company as an SEC reporting company (“Deregistration”), including seeking SEC effectiveness of post-effective amendments to deregister any and all shares of Common Stock registered with the SEC by the Company, including those registered on Forms S-8 and S-3 and filing a Form 15.  The Parties agree to, in connection with the Deregistration, use commercially reasonable best efforts to engage with a FINRA registered broker-dealer to file, if required, a Form 211 with FINRA on behalf of the Company to initiate quotations of the Common Stock for trading in a quotation medium, as defined in Rule 15c-2(11) of the Securities Exchange Act of 1934, as amended.

3.3            Financial Reporting. So long as at least ten percent (10%) of the Company’s total issued and outstanding Common Stock continues to be traded on OTC Pink Market, the Company agrees to use commercially reasonable best efforts to, and Steel agrees to provide management services to assist the Company to, prepare and publish the information as contemplated by Rule 144(c) of the Securities Act, including: (i) within 45 days following each quarter of each fiscal year and (ii) within 90 days following each fiscal year of the Company, (A) a consolidated balance sheet, (B) consolidated statements of operations and comprehensive income and of cash flows, and, as applicable, a comparison between (x) the actual amounts as of and for such period and (y) the comparable amounts for the prior corresponding period, with an explanation of any material differences between such amounts, and (C) a consolidated statement of stockholders’ equity; in each case, prepared in accordance with GAAP and, in the case of annual financial statements, audited and certified by independent public accountants of recognized standing selected by the Company.

3.4            Amendment to Bylaws. The Company agrees to, on or prior to the Effective Date, amend its bylaws (as currently in effective as of the date hereof, the “Bylaws”), to provide for the ability of shareholders holding at least an aggregate of 15% of the Company’s outstanding Common Stock to call a special meeting of the shareholders of the Company (the “Bylaws Amendment”). Following the effectiveness of the Bylaws Amendment, the Company hereby agrees that it shall not further amend the Bylaws without the prior written consent of Steel, not to be unreasonably withheld, conditioned or delayed.

3.5            Other Covenants. Each of the Parties shall not indirectly do or cause to be done any act that, if done or caused to be done directly by either Party, would breach any covenant contained in this Agreement.

4.	Miscellaneous

4.1            Notices. All notices, consents, requests, demands and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or delivered if (a) delivered personally, (b) sent by certified mail, return receipt requested, (c) delivered by electronic mail (email) if a confirmation copy is immediately mailed by the certified mail, return receipt requested or recognized courier for same day or next day delivery, or (d) delivered by recognized courier for same day or next day delivery:

to Steel:

Steel IP Investments, LLC

c/o Steel Partners Holdings L.P.

590 Madison Avenue, 32nd Floor

New York, Ny 10022

Attn: Joseph Martin

Email: jmartin@steelpartners.com

with mandatory copies to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue, Suite 4400

Miami, FL 33131

Attn: Rebecca G. DiStefano

Email: distefanor@gtlaw.com

to Company (which shall be deemed notice to all Affiliates thereof):

Trinity Place Holdings Inc.

c/o Board of Directors

340 Madison Avenue, Suite 3C

New York, NY 10173

Attn: Steven Kahn and Matthew Messinger

Email: Steven.kahn@tphs.com; mattmessinger1@gmail.com

with mandatory copies to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10033

Attn: John Bessonette

Email: jbessonette@kramerlevin.com

or at such other address as the Parties hereto shall have last designated by notice to the other Parties. Any item delivered personally, by email or by recognized courier for same day or next day delivery shall be deemed delivered on the date of delivery if delivered prior to 5:00 p.m., and the next following business day if delivered after 5:00 p.m. Any item sent by certified mail, return receipt requested, shall be deemed delivered five (5) Business Days from the date of mailing.

4.2	Assignment, Binding Effect.

(a)            The Parties may not sell, transfer, convey, or assign this Agreement (including to an Affiliate), whether directly or indirectly, without the prior written consent of the other party, which may be granted or denied in its sole discretion. Notwithstanding any consent provided under this Section 4.2, the Parties shall remain liable to the other party for any breach hereof.

(b)            Steel may assign this Agreement, in whole or in part, without the other Parties’ prior written consent, to (i) any Affiliates, or (ii) any successor in interest whether as a result of a merger, consolidation, sale of all or substantially all of Steel’s assets, change in the equity ownership of Steel or in any similar transaction.

(c)            Any attempt to assign this Agreement other than as set forth in this Section 4.2 shall be invalid. This Agreement shall be binding on the Parties and their respective successors and permitted assigns.

4.3            Counterparts. This Agreement may be executed in any number of counterparts, by (i) mail, personal delivery or other courier or physical delivery of an executed original or copy bearing the signature of a properly authorized representative of the executing party, (ii) email transmission of a file in “.pdf” or similar format bearing the signature of a properly authorized representative of the executing party, or (iii) except where prohibited by state or federal law, electronic means via cryptographic, XML-based or other properly authenticated digital or electronic signature of an authorized representative of the executing party. Upon delivery, each signature properly provided hereunder shall be deemed to have the same binding effect as if the original signature had been delivered to the other parties hereto.

4.4            Consents, Approvals and Requests. Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld or delayed, and each Party shall make only reasonable requests under this Agreement.

4.5            Severability. If a court of competent jurisdiction hereof declares any provision invalid, such provision shall be ineffective only to the extent of such invalidity, so that the remainder of that provision and all remaining provisions of this Agreement shall continue in full force and effect. If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision will apply with whatever modification is necessary to give effect to the commercial intention of the parties.

4.6            Waiver. Unless expressly agreed, no variation or waiver of any provision or condition of this Agreement shall constitute a general variation or waiver of any provision or condition of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation or waiver, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied or waived.

4.7            Remedies Cumulative. No right or remedy herein conferred upon or reserved to either Party is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Agreement, or under applicable laws, whether now or hereafter existing.

4.8            Entire Agreement; Amendments. This Agreement together with the Exhibits, Schedules or other addendum attached hereto constitutes the entire agreement between the Parties relating to the subject matter contained herein and supersedes all prior oral and written agreements with respect to the subject matter. This Agreement, Exhibits, Schedules or other addendum attached hereto may not be modified other than by a written instrument signed by the Parties hereto. The invalidity, illegality, or unenforceability of any provision hereof or of the application of any provision to any particular situation or circumstance shall not in any way affect, impair, invalidate, or render unenforceable this Agreement or any other provision hereof or the application of such provision to different situations or circumstances.

4.9            Governing Law; Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The laws of the State of New York govern the interpretation and enforcement of this Agreement and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed thereby, without giving effect to provisions thereof regarding conflict of laws. Any proceeding arising out of or relating to this Agreement shall be instituted either in any federal or state court in New York County, New York, and each of the Parties hereby submits to the exclusive jurisdiction of such court for the purpose of any such proceeding. A final judgment in any such proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum (or make any similar argument) or does not have jurisdiction over any Party. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein shall be effective service of process for any such proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED OR WARRANTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.9. For the purpose of this provision, the phrase “relating to” shall include (but is not limited to) the transactions contemplated hereby, and the actions of any party in the negotiation, administration, performance and enforcement hereof.

4.10          Covenant of Further Assurances. The Company covenants and agrees that, subsequent to the execution and delivery of this Agreement and, without any additional consideration, it shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

4.11          Negotiated Terms. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

4.12          Attorneys’ Fees. In the event of any legal action, arbitration or other proceeding relating to the enforcement and/or a breach of this Agreement or because of an alleged dispute, breach or default in connection with any provisions of this Agreement, if a court of competent jurisdiction in a final and non-appealable judgment determines that any Party or its Representatives have breached this Agreement, then the non-prevailing Party shall be liable for and pay to the prevailing Party its reasonable attorneys’ fees and other costs incurred by the prevailing Party in connection with such legal action, arbitration or other proceeding, in addition to any other remedies to which the prevailing Party may be entitled.

4.13          Fair Dealing; Obligations. The Parties jointly and severally agree that a covenant of good faith and fair dealing applies to their obligations and commitments under this Agreement. Obligations of multiple Affiliated Parties hereunder shall be obligations of all such Parties jointly and severally.

4.14          Specific Performance. The Parties acknowledge that money damages and remedies at law are not a sufficient remedy for any breach or threatened breach of this Agreement by the Company and its Representatives and that the Company agrees that a non-breaching party and/or its Affiliates may be irreparably harmed in the case of any such breach or threatened breach. Therefore the Company and its Representatives agree that a non-breaching party and/or its Affiliates shall be entitled to specific performance and injunctive or other equitable relief without proof of actual damages or posting of a bond as a remedy for any such breach or threatened breach. Such remedies shall not be deemed to be the exclusive remedies for a breach or threatened breach by the Company and its Representatives of this Agreement but shall be in addition to all other remedies available at law or equity to such non-breaching parties. In any suit, action or claim to enforce this Agreement or for breach of this Agreement, each Party hereunder shall be entitled (for the avoidance of doubt, in addition to any remedies at law or equity) to recover its reasonable, out-of-pocket expenses, including reasonable attorney fees, should it be the prevailing party therein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed or caused duly authorized representatives of their respective companies to execute this Agreement as of the day and year first written above.

STEEL:	Steel IP Investments, LLC, a Delaware limited liability company

	By:	/s/ Jack L. Howard
	Name:	Jack L. Howard
	Title:	President

COMPANY:	Trinity Place HOLDINGS Inc., a Delaware corporation

	By:	/s/ Steven Kahn
	Name:	Steven Kahn
	Title:	Chief Financial Officer

[Signature Page to Shareholder Rights Agreement]

Acknowledged and agreed to with respect to Section 3.1(c) of the foregoing Agreement:

STEEL CONNECT, LLC, a Delaware limited liability company

By:	/s/ Ryan O’Herrin
Name:	Ryan O’Herrin
Title:	Chief Financial Officer

[Signature Page to Shareholder Rights Agreement]

EXHIBIT 1

DEFINITIONS

“Affiliate” shall mean any Person which, directly or indirectly, Controls, is Controlled by, or is under common Control with another entity. The foregoing definition includes any entity that conforms to the definition as of the Effective Date hereof, as well as any entity that conforms to the definition any time after the Effective Date hereof.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday, bank or public holiday when clearing banks are open for business for the transaction of normal banking business in New York, New York.

“Board” shall have the meaning set forth in Section 3.1(a).

“Common Stock” shall have the meaning set forth in the Recitals hereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through record or beneficial ownership of voting securities, by contract, or otherwise.

“Deregistration” shall have the meaning set forth in Section 3.2.

“Effective Date” shall have the meaning set forth in Section 2.

“GAAP” shall mean the generally accepted accounting principles in the United States of America.

“Lender” shall have the meaning set forth in the Preamble hereof.

“Parties” shall mean Steel and the Company, collectively.

“Party” shall mean either Steel or the Company, as applicable.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint- stock company, a trust, any unincorporated organization, or other group, however organized (including their parents, subsidiaries, Affiliates, joint ventures, divisions, successors and assigns).

“Representatives” shall mean employees, directors, managers, agents, representatives, advisors, attorney’s, employees, and permitted subcontractors of a Party or its Affiliates.

“Selling Shareholder” shall have the meaning set forth in the Recitals hereof.

“Senior Secured Note” shall have the meaning set forth in the Recitals hereof.

“Shares” shall have the meaning set forth in the Recitals hereof.

“Steel” shall have the meaning set forth in the preamble of this Agreement.

“Stock Purchase Agreement” shall have the meaning set forth in the Recitals hereof.